Exhibit 23.3
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in this Current Report on Form 8-K of our report dated March 10, 2006, with respect to the consolidated statements of operations and comprehensive income, shareholders’ equity, and cash flows of Arlington Tankers Ltd. for the year ended December 31, 2005, which report appears in the December 31, 2007 annual report on Form 10-K of Arlington Tankers Ltd.

/s/ KPMG LLP
KPMG LLP

Stamford, Connecticut
December 16, 2008